PriceWaterHouseCoopers

PricewaterhouseCoopers LLP

1177 Avenues of the America

New York, NY 10036

Telephone (646) 471-4000

Facsimile (813) 286-6000

November 19, 2003

Gregg A. Kidd

President

New York Equity Fund

Pinnacle Advisors, LLC

4605 East Genesee Street

DeWitt, NY 13214

Dear Mr. Kidd,

On November 17, the New York State Opportunity Funds (Commission File Number 811-07963) notified PricewaterhouseCoopers LLP that our engagement as auditors was terminated effective November 17, 2003.

Very truly yours,

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Cc: Chief Accountant

      SECPS Letter File, Mail Stop 11-3

      Securities and Exchange Commission

      450 Fifth Street, N.W.

      Washington, D.C. 20549